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                                                                    EXHIBIT 3.1b

                                                                         [STAMP]

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                         MONTIEL MARKETING GROUP, INC.


         The undersigned certify that:

         They are the President and Chief Financial Officer, respectively of MONTIEL MARKETING GROUP, INC., a California corporation.

         Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

                                   ARTICLE I
                              NAME OF CORPORATION

         The name of this Corporation is DICKIE WALKER MARINE, INC.

         The foregoing amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 3,450,000 shares. The number of shares voted in favor of the amendment, equaled or exceeded the 51% vote required.

         The amendment to the Articles of Incorporation has been approved by the board of directors of the Corporation.

         We further declare under penalty of perjury under the laws of the State of California that of our knowledge, the matters set forth in this Certificate are true and correct.



                                      By: /s/ JULIA SARGENT
                                         ---------------------------------------
                                         Julia Sargent, President

                                      By: /s/ GERALD MONTIEL
                                         ---------------------------------------
                                         Gerald Montiel, Chief Financial Officer